EXHIBIT (4)(a)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

No. R-1	20,218 Units
CUSIP 59021W241	(Each Unit representing Cdn.$100 principal amount of Notes)

MERRILL LYNCH & CO., INC.

Cdn. $2,021,800

Global Equity Performance Weighted Notes, Series 1

due August 25, 2011

(the “Notes”)

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CDS & CO., as nominee of The Canadian Depository for Securities Limited, or its registered assigns, a sum for each unit of the Notes equal to the Redemption Amount (as defined below) on August 25, 2011 (the “Stated Maturity”), upon presentation and surrender of this Global Note.

Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in Toronto, Canada, in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts.

This Global Note is one of the series of Global Equity Performance Weighted Notes, Series 1 due August 25, 2011.

Payment at Maturity

The “Redemption Amount” per unit shall be determined by the Calculation Agent (as defined below) in accordance with the following formula; provided that in no event shall the Redemption Amount of a Note be less than Cdn. $20 per unit of Notes:

$100 x [W1P1+ W2P2 + W3P3] – AF

Where:

W1 equals the weighting of the best performing Regional Basket (as defined below) over the term of the Notes (after giving effect to the conversion of the Regional Basket into Canadian dollars) which shall be equal to 44.45%.

W2 equals the weighting of the second best performing Regional Basket over the term of the Notes (after giving effect to the conversion of the Regional Basket into Canadian dollars) which shall be equal to 33.33%.

W3 equals the weighting of the third best performing Regional Basket over the term of the Notes (after giving effect to the conversion of the Regional Basket into Canadian dollars) which shall be equal to 22.22%.

P1 equals the performance of the best performing Regional Basket.

P2 equals the performance of the second best performing Regional Basket.

P3 equals the performance of the third best performing Regional Basket.

AF equals the Adjustment Fee (as defined below).

The performance of the North American Regional Basket (as defined below) equals:

IE1

IS1

The performance of the European Regional Basket (as defined below) equals:

[	60%	x	IE2	]	+	[	40%	x	IE3	]

			IS2						IS3

The performance of the Asian Regional Basket (as defined below) equals:

[	55%	x	IE4	]	+	[	35%	x	IE5	]	+	[	10%	x	IE6	]

			IS4						IS5						IS6

The index values are:

ISi equals the Starting Value (as defined below) of Indexi.

IEi equals the Ending Value (as defined below) of Indexi.

The underlying equity indices (each, a “Basket Index”) are:

Index1 = S&P 500 Index

Index2 = Dow Jones EURO STOXX 50 Index

Index3 = FTSE 100 Index

Index4 = Nikkei 225 Index

Index5 = MSCI Hong Kong Index

Index6 = S&P/ASX 200 Index

The “Regional Baskets” shall be the North American Regional Basket, the European Regional Basket and the Asian Regional Basket.

The “North American Regional Basket” shall be an index basket expressed in Canadian dollars that is 100% weighted to the S&P 500 Index.

The “European Regional Basket” shall be an index basket expressed in Canadian dollars that is 60% weighted to the Dow Jones EURO STOXX 50 Index and 40% weighted to the FTSE 100 Index.

The “Asian Regional Basket” shall be an index basket expressed in Canadian dollars that is 55% weighted to the Nikkei 225 Index, 35% weighted to the MSCI Hong Kong Index, and 10% weighted to the S&P/ASX 200 Index.

The “Adjustment Fee” shall be calculated by the Calculation Agent for each calendar day and accrue over the term of the Notes at an annual rate of 1.0% of the amount that would be the Redemption Amount for the Notes on such calendar day (determined without regard to the Adjustment Fee) if such calendar day was the Stated Maturity.

The “Starting Value” for each Basket Index shall be the following:

S&P 500 Index = 1,425.3288

Dow Jones EURO STOXX 50 Index = 4,197.8360

FTSE 100 Index = 10,327.9150

Nikkei 225 Index = 129.2323

MSCI Hong Kong Index = 1,092.8941

S&P/ASX 200 Index = 3,287.1385

The “Ending Value” for each Basket Index shall be determined by Merrill Lynch International (the “Calculation Agent”) and shall equal the average, arithmetic mean, of the closing values of such Basket Index determined by the designated Index Calculation Agent (as defined below) on each of the ten Calculation Days (as defined below) during the Calculation Period (as defined below) multiplied by the then current exchange rate between the Canadian dollar and the relevant Index Currency (as defined below). If there are fewer than ten Calculation Days during the Calculation Period, then the Ending Value shall equal the average, arithmetic mean, of the closing values of the Basket Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing value of the Basket Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing value of the Basket Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on that scheduled Index Business Day.

“Calculation Period” means the period from and including the thirteenth scheduled Index Business Day prior to the Stated Maturity to and including the third scheduled Index Business Day prior to the Stated Maturity.

“Calculation Day” means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

“Index Business Day” means, for each Basket Index, a day on which the Basket Index or any Successor Index (as defined below) is calculated and published.

“Index Calculation Agent” means, with respect to the S&P 500 Index and the S&P/ASX 200 Index, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), with respect to the Dow Jones EURO STOXX 50 Index, STOXX Limited (“STOXX”), with respect to the FTSE 100 Index, FTSE International Limited (“FTSE”), with respect to the Nikkei 225 Index, Nihon Keizai Shimbun (“NKS”), and with respect to the MSCI Hong Kong Index, Morgan Stanley Capital International Inc. (“MSCI”).

“Index Currency” means, for each Basket Index, the currency in which that Basket Index is denominated.

For purposes of determining the Redemption Amount, the exchange rate between the Canadian dollar and each Index Currency shall be the amount of Canadian dollars (or part thereof) for which one unit of the relevant Index Currency could be purchased as quoted at 12:00 noon (Toronto time) by the Bank of Canada on the applicable Bloomberg page (or its successor page for the purpose of displaying such rate) on each Calculation Day in respect of all Index Currencies. In the event that the applicable Bloomberg page (or successor page) should not be available or no rate is quoted on such page on a Calculation Day at the applicable time, the exchange rate shall be the rate of exchange as determined by the Calculation Agent.

All determinations made by the Calculation Agent and each Index Calculation Agent shall be at its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes. Whenever the Calculation Agent is required to act, it shall do so in good faith using its reasonable judgement.

The Company shall make available to the Trustee or a paying agent appointed by the Company (the “Paying Agent”), no later than 10:00 A.M., Toronto time, on the Stated Maturity, funds in an amount sufficient to pay such aggregate Redemption Amount. Provided that the Company has made adequate funds available to the Trustee or the Paying Agent in such manner, the Trustee or the Paying Agent shall make payment to the Depository, after 10:00 A.M., Toronto time, but prior to 2:00 P.M., Toronto time, on such Stated Maturity. Any such payment shall be in the amount of the aggregate Redemption Amount, and in respect of Notes issued in definitive form, the aggregate Redemption Amount in respect of Notes for which delivery has been accepted by the Trustee or the Paying Agent.

Adjustments to the Basket Indices; Market Disruption Events

If at any time S&P, STOXX, FTSE, NKS or MSCI (each, an “Index Publisher”) makes a material change in the formula for or the method of calculating its respective Basket Index or any Successor Index or in any other way materially modifies such Index so that such Index does not, in the opinion of the Calculation Agent, fairly represent the value of such Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing value of such Index is to be calculated, make those adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to such Index as if those changes or modifications had not been made, and calculate the closing value with reference to such Index, as so adjusted.

“Market Disruption Event” means either of the following events as determined by the Calculation Agent:

(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, in 20% or more of the stocks which then comprise a Basket Index or any Successor Index; or

(B)	the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the applicable Basket Index, or any Successor Index.

For the purpose of the above definition:

(1)	a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a limitation on trading imposed during the course of a day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange shall constitute a Market Disruption Event;

(3)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the applicable Basket Index, or any Successor Index, shall not constitute a Market Disruption Event;

(4)	a suspension in trading in a futures or options contract on the applicable Basket Index, or any Successor Index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension or material limitation of trading in futures or options contracts related to that Basket Index; and

(5)	an absence of trading on the relevant exchange shall not include any time when that exchange is closed for trading under ordinary circumstances.

Discontinuance of the Basket Indices

If an Index Publisher discontinues publication of its respective Basket Index and the Index Publisher or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to that Basket Index (a “Successor Index”), then, upon the Calculation Agent’s notification of such determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute the Successor Index as calculated by the relevant Index Publisher or any other entity for that Basket Index and calculate the Ending Value as described above under “Payment at Maturity”. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the Notes.

In the event that an Index Publisher discontinues publication of its respective Basket Index and:

•	the Calculation Agent does not select a Successor Index; or

•	the Successor Index is no longer published on any of the Calculation Days,

the Calculation Agent shall compute a substitute value for that Basket Index in accordance with the procedures last used to calculate that Basket Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for that Basket Index as described below, the Successor Index or value shall be used as a substitute for that Basket Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If an Index Publisher discontinues publication of its respective Basket Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day (as defined below) until the earlier to occur of:

•	the determination of the Ending Value; and

•	a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in the national edition of a major English language Canadian newspaper and a French language newspaper of general circulation in the Province of Quebec, and arrange for information with respect to these values to be made available by telephone.

A “Business Day” is any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in London are authorized or required by law, regulation or executive order to close and those banks are open for dealing in foreign exchange and foreign currency deposits.

License Agreements

The license agreements entered into by the Company or Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Company (“MLPF&S”), with the respective publishers of the Basket Indices indicated below, require that the following language be included in this Global Note in connection with the licensing of each such Basket Index:

a) S&P 500 Index.

“The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company and to MLPF&S (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P has no obligation to take the needs of the Company or the holders of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.”

“S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED IN THE S&P 500 INDEX AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MLPF&S, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED IN THE S&P 500 INDEX IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED IN THIS GLOBAL NOTE OR FOR ANY OTHER USE. S&P MAKES NO EXPRESS OR IMPLIED

WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED IN THE S&P 500 INDEX. WITHOUT LIMITING ANY OF THE ABOVE INFORMATION, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGE (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF THESE DAMAGES.”

(b) Dow Jones EURO STOXX 50 Index.

“The Dow Jones EURO STOXX 50 Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50 Index and the related trademarks have been licensed for certain purposes by the Company.”

“Dow Jones EURO STOXX 50 Index is a trademark of Dow Jones & Company, Inc. and has been licensed for use.”

“STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to the Company, other than the licensing of the Dow Jones EURO STOXX 50 Index and the related trademarks for use in connection with the Notes. STOXX and Dow Jones do not:

•	Sponsor, endorse, sell or promote the Notes.

•	Recommend that any person invest in the Notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of Notes.

•	Have any responsibility or liability for the administration, management or marketing of the Notes.

•	Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the Dow Jones EURO STOXX 50 Index or have any obligation to do so.”

STOXX and Dow Jones will not have any liability in connection with the Notes. Specifically,

•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:
	•	The results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the Dow Jones EURO STOXX 50 Index and the data included in the Dow Jones EURO STOXX 50 Index;
	•	The accuracy or completeness of the Dow Jones EURO STOXX 50 Index; or
	•	The merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50 Index and its data;
•	STOXX and Dow Jones will have no liability for any errors, omissions or interruptions in the Dow Jones EURO STOXX 50 Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between the Company and STOXX is solely for their benefit and not for the benefit of the beneficial owners of the Notes or any other third parties.

(c) MSCI Hong Kong Index.

“THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX. THE MSCI HONG KONG INDEX IS THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI HONG KONG INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE HOLDERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN THESE NOTES PARTICULARLY OR THE ABILITY OF THE MSCI HONG KONG INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI HONG KONG INDEX WHICH IS DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THESE NOTES OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE COMPANY OR HOLDERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI HONG KONG INDEX. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUALITIES OF THESE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THESE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING THE MSCI HONG KONG INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THESE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THESE NOTES.”

“ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI HONG KONG INDEX FROM SOURCES

WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING THE MSCI HONG KONG INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF THE MSCI HONG KONG INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE NOTES OR ANY OTHER PERSON OF ENTITY, FROM THE USE OF THE MSCI HONG KONG INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI HONG KONG INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING THE MSCI HONG KONG INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING THE MSCI HONG KONG INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MSCI HONG KONG INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI HONG KONG INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

(d) S&P/ASX 200 Index.

“The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). Neither S&P nor the Australian Stock Exchange (“ASX”) makes any representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s and ASX’s only relationship to the Company and to MLPF&S (other than transactions entered into in the ordinary course of business) is the licensing of certain trademarks and trade names of S&P and ASX and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to the Company or the Notes. S&P and ASX have no obligation to take the needs of the Company or the holders of the Notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P and ASX are not responsible for and have not participated in the determination of the timing of the sale of the Notes, prices at which the Notes are to initially be sold, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the Notes.”

“S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX INDEX OR ANY DATA INCLUDED THEREIN AND S&P AND ASX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, MLPF&S, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED IN THE S&P/ASX 200 INDEX IN CONNECTION WITH THE RIGHTS LICENSED UNDER THE LICENSE AGREEMENT DESCRIBED IN THIS NOTE OR FOR ANY OTHER USE. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED IN THE S&P/ASX 200 INDEX. WITHOUT LIMITING ANY OF THE ABOVE INFORMATION, IN NO EVENT SHALL S&P AND ASX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGE (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF THESE DAMAGES.”

General

This Global Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the “Indenture”), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which this Global Note is, and is to be, authenticated and delivered.

The Company hereby covenants for the benefit of the Holders of this Global Note, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of this Global Note.

This Global Note is not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by this Global Note, with respect to each unit hereof, shall be equal to the amount payable on the Stated Maturity with respect to such unit, calculated as though the date of acceleration were the Stated Maturity of this Global Note.

In case of default in payment of this Global Note (whether at the Stated Maturity or upon acceleration), from and after such date this Global Note shall bear interest, payable upon demand of the Holders of this Global Note, at the rate of 1.83% per annum on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount payable with respect to this Global Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in Toronto, Canada, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of a single unit and integral multiples thereof, with a minimum initial investment of Cdn. $2,000. This Global Note shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Global Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of a single unit and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the beneficial owners of the Notes of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company and a Holder of a Note shall agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat each Note for all U.S. tax purposes as a pre-paid cash-settled forward contract linked to the Regional Baskets.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 25, 2004

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	[Copy of Seal]	Merrill Lynch & Co., Inc.

JPMorgan Chase Bank, as Trustee		By:
Treasurer
By:		Attest:
Authorized Officer			Assistant Secretary